EXHIBIT 99.1

Karbon-X Corp. 540 5 Ave SW #1720, Calgary, AB T2P 0M2

Karbon-X Advances Large-Scale Senegal Blue Carbon Project as Second Globally Registered Under Verra's VM0033 Methodology

7,500-hectare Senegal blue carbon initiative achieves Verra registration, marking a significant project development milestone for Karbon-X

Karbon-X Corp. (OTCQB: KARX) ("Karbon-X" or the "Company"), a vertically integrated climate solutions company operating across global carbon markets and climate infrastructure, today announced that its Senegal Blue Carbon Mangrove Project has achieved registration under Verra's Verified Carbon Standard (VCS) and Climate, Community & Biodiversity (CCB) Standards, becoming the second project globally to achieve registration under Verra's VM0033 methodology for tidal wetland and seagrass restoration.

Located within Senegal's Sine Saloum Delta and Casamance Estuary regions, the approximately 7,500-hectare project is focused on restoring degraded mangrove ecosystems through reforestation and ecosystem recovery activities. Mangrove forests are among the world's most carbon-rich natural environments, capable of storing significant amounts of carbon while supporting biodiversity, coastal resilience, and local communities.

With an estimated long-term emissions reduction potential of approximately 2.2 million tonnes of CO₂e over a 40-year crediting period extending through 2062, the initiative represents a significant long-term asset within Karbon-X's development portfolio and supports the Company's strategy of building and advancing high-quality environmental assets within emerging segments of the global carbon market.

The registration milestone further demonstrates Karbon-X's ability to originate, develop, and advance complex environmental assets through internationally recognized standards. As demand for high-quality environmental assets continues to grow, the Company believes projects of this nature may provide future commercialization opportunities and contribute to long-term value creation.

Registration under Verra's VCS and CCB programs follows years of technical assessment, environmental studies, stakeholder engagement, field implementation, independent validation, and regulatory review. As a key milestone in the development of any carbon project, it establishes the foundation for future monitoring, verification, and long-term project implementation.

"Becoming only the second project globally registered under Verra's VM0033 methodology represents a significant milestone for Karbon-X and highlights the strength of our project development platform," said Chad Clovis, Chief Executive Officer of Karbon-X. "Projects of this scale and complexity require years of technical expertise, stakeholder engagement, and execution. We believe this achievement further demonstrates our ability to develop high-quality environmental assets while expanding our participation in emerging segments of the global carbon market."

As organizations increasingly seek high-quality environmental assets and nature-based climate solutions, blue carbon initiatives have emerged as a growing segment of the voluntary carbon market due to their potential to deliver climate, biodiversity, and community benefits simultaneously.

With registration now complete, the project enters its next phase of long-term implementation, monitoring, and verification in accordance with Verra program requirements.

+1 (844) 462 3637	karbon-x.com	support@karbon-x.com

Karbon-X Corp. 540 5 Ave SW #1720, Calgary, AB T2P 0M2

About the Senegal Blue Carbon Mangrove Project

The Senegal Blue Carbon Mangrove Project is a nature-based climate initiative located within the Sine Saloum Delta and Casamance Estuary regions of Senegal. The project focuses on restoring degraded mangrove ecosystems through reforestation and ecosystem recovery activities designed to support climate mitigation, biodiversity conservation, coastal resilience, and community development objectives. The project is registered under Verra's Verified Carbon Standard (VCS) and Climate, Community & Biodiversity (CCB) Standards.

About Karbon-X

Karbon-X Corp. (OTCQB: KARX) is a vertically integrated climate solutions company delivering end-to-end services across compliance and voluntary carbon markets. From project origination and emissions quantification to verification support, credit issuance, and market distribution, Karbon-X provides trusted, transparent climate solutions to businesses and institutions globally.

Forward-Looking Statements

This news release contains forward-looking statements, including but not limited to expectations related to Karbon-X Corp.'s financial performance, business strategy, growth plans, and market positioning. These statements are subject to risks and uncertainties that could cause actual results to differ materially. Karbon-X Corp. undertakes no obligation to update forward-looking statements except as required by law.

Media Contact

Emma Caputo

VP of Marketing

Karbon-X

ec@karbon-x.com

+1 (844) 462 3637	karbon-x.com	support@karbon-x.com

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